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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 18, 2002



                               Farrel Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0-19703                  22-2689245
-------------------------------      --------------         --------------------
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)

                   25 Main Street, Ansonia, Connecticut, 06401
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 203 736 5500



                                       NA
          (Former name or former address, if changed since last report)






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Item 5. Other Events


     On November 8, 2002, Farrel Corporation, a Delaware corporation (the "Company") acquired certain assets of the mixer business of Skinner Engine Company for $650,000. The purchase price was established through a bankruptcy court approved auction process. The purchase price is subject to an inventory valuation adjustment should the value of the acquired inventory be below a certain threshold. The purchase was financed by cash on hand. The acquired assets consist primarily of inventory, tooling and fixtures, engineering and technical data, and intellectual property.



















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                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FARREL CORPORATION


November 18, 2002                                By: /s/ Walter C Lazarcheck
                                                     -----------------------
                                                     Walter C Lazarcheck
                                                     Vice President &
                                                     Chief Financial Officer


















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